CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated November 24, 2015 on the financial statements and financial highlights of Touchstone Funds Group Trust (comprising, respectively, the Touchstone Arbitrage, Touchstone Emerging Markets Equity, Touchstone Global Real Estate, Touchstone Merger Arbitrage, Touchstone Mid Cap, Touchstone Mid Cap Value, Touchstone Premium Yield Equity, Touchstone Sands Capital Select Growth, Touchstone Small Cap Core, Touchstone Small Cap Value, Touchstone Total Return Bond and Touchstone Ultra Short Duration Fixed Income Funds), included in the Annual Report to Shareholders for the fiscal year ended September 30, 2015, in Post-Effective Amendment Number 77 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 033-70958), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
January 27, 2016